Exhibit 16.2

November 20, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by SOC Telemed, Inc. (formerly Healthcare Merger Corp.) under Item 4.01 of its Form 8-K (Amendment No. 2) dated October 30, 2020. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of SOC Telemed, Inc. contained therein.

Very truly yours,

/s/ Marcum llp

Marcum llp

Houston, Texas